AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1996
                                                     REGISTRATION NO. 333-13991
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                ---------------
                         WEST TELESERVICES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
       DELAWARE                      7389                    47-0777362
   (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
   JURISDICTION OF       CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)

                                ---------------

                               9910 MAPLE STREET
                             OMAHA, NEBRASKA 68134
                                (402) 571-7700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                 TROY L. EADEN
                            CHIEF EXECUTIVE OFFICER
                         WEST TELESERVICES CORPORATION
                               9910 MAPLE STREET
                             OMAHA, NEBRASKA 68134
                                (402) 571-7700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
  JOHN S. D'ALIMONTE           VIRGIL K. JOHNSON         MARK B. TRESNOWSKI
    WILLKIE FARR &        ERICKSON & SEDERSTROM, P.C.     KIRKLAND & ELLIS
      GALLAGHER           10330 REGENCY PARKWAY DRIVE    200 RANDOLPH DRIVE
 ONE CITICORP CENTER         OMAHA, NEBRASKA 68114    CHICAGO, ILLINOIS 60601
 153 EAST 53RD STREET           (402) 397-2200             (312) 861-2000
  NEW YORK, NEW YORK
        10022
    (212) 821-8000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF           AGGREGATE OFFERING     AMOUNT OF
       SECURITIES TO BE REGISTERED              PRICE(1)       REGISTRATION FEE
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
Common Stock, par value $.01 per share...     $128,000,000        $38,787(2)

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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) Fee in the amount of $38,787 was previously paid.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following represents the Registrant's estimate of expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, the NASD filing fee, and the Nasdaq National Market listing fee, all amounts are estimates.

                                                                        AMOUNT
                                                                        -------
   Securities and Exchange Commission registration fee................. $38,787
   National Association of Securities Dealers, Inc. filing fee.........  13,300
   Nasdaq National Market listing fees.................................  49,000
   Transfer agent and registrar fees and expenses......................      *
   Legal fees and expenses.............................................      *
   Accounting fees and expenses........................................      *
   Printing and engraving expenses.....................................      *
   Blue Sky fees and expenses (including counsel fees).................      *
   Miscellaneous.......................................................      *
                                                                        -------
     Total............................................................. $    *
                                                                        =======

--------
* To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreements, vote or otherwise.

  The Registrant's Restated Certificate of Incorporation provides that the Registrant, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended shall indemnify a director or officer of the Registrant or a person who is or was serving at the request of the Registrant as director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, who was or is made (or threatened to be made) a party to a civil, criminal, administrative or investigative proceeding (an "indemnified person"). The Restated Certificate of Incorporation also provides that expenses incurred by an indemnified person may be paid in advance by the Registrant, subject to any limitations or requirements imposed by the DGCL and the Registrant's Restated By-laws.

  The Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

  While the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

  Reference is made to the Underwriting Agreement (Exhibit 1) which provides for indemnification of the Company, its directors, officers and controlling persons.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On February 22, 1994, the Company sold 850 shares of Common Stock to Gary L. West and Mary E. West, as joint tenants with right of survivorship, for $850 and sold 150 shares of Common Stock to Troy L. Eaden for $150. The Company entered into an Agreement and Plan of Reorganization, dated as of November 20, 1996, with all of the stockholders of each of the West Affiliates. Pursuant to this agreement, the stockholders received in the aggregate 56,775,000 shares of Common Stock in exchange for all of their respective holdings of capital stock in each of the West Affiliates. All of the foregoing were effected in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

    1.01 Form of Underwriting Agreement
    3.01 Restated Certificate of Incorporation of the Company
    3.02 Restated By-laws of the Company
    4.01 Form of Common Stock Certificate
    5.01 Opinion of Willkie Farr & Gallagher regarding legality
   10.01 Form of Registration Rights Agreement*
   10.02 Bill of Sale & Assignment, dated October 30, 1996, from West
          Telemarketing Corporation to Troy L. Eaden*
   10.03 Purchase Agreement, dated March 14, 1996, between West Telemarketing
          Corporation and Executive Jet Sales, Inc.*
   10.04 1996 Stock Incentive Plan*

   10.05 Agreement and Plan of Reorganization, dated as of November 20, 1996, by and among the Company and the stockholders of West Telemarketing
          Corporation, West Interactive Corporation, West Telemarketing
          Corporation Outbound, West Interactive Canada, Inc. and Interactive
          Billing Services, Inc.
   10.06 Employment Agreement with Thomas B. Barker*
   10.07 Employment Agreement with Michael A. Micek*
   10.08 Employment Agreement with Troy L. Eaden*
   10.09 Employment Agreement with Lee Waters*
   10.10 Employment Agreement with Wayne Harper*
   10.11 Stock Redemption Agreement, dated April 9, 1996, by and among John W.
          Erwin, Gary L. West, Mary E. West and Troy L. Eaden*
   10.12 Assignment and Assumption Agreement, dated as of November 12, 1996, by and among Gary L. West, Mary E. West, Troy L. Eaden and the Company
   10.13 Personnel Company Subscription Service Agreement, dated as of November
          20, 1996, between West Telemarketing Insurance Agency, Inc. and West
          Telemarketing Corporation Outbound
   10.14 Lease, dated September 1, 1994, by and between West Telemarketing
          Corporation and 99-Maple Partnership*
   21.01 Subsidiaries of the Company
   23.01 Consent of Willkie Farr & Gallagher (included in Exhibit 5.01)
   23.02 Consent of Deloitte & Touche LLP*
   24.01 Power of Attorney (included on Page II-5)
   27.01 Financial Data Schedule*

--------

* Previously filed

  (b) FINANCIAL STATEMENT SCHEDULES

  The following financial statement schedule, not included in the Prospectus, is included as part of the Registration Statement immediately following the signature page:

    Schedule II     Valuation and Qualifying Accounts

  All other schedules either are inapplicable or not required or the information is included in the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule

  430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The Registrant shall provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OMAHA, STATE OF NEBRASKA, ON NOVEMBER 21, 1996.

                                          West TeleServices Corporation


                                          By:        /s/ Troy L. Eaden
                                              ---------------------------------
                                                       TROY L. EADEN
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of West TeleServices Corporation, hereby severally and individually constitute and appoint Troy L. Eaden, Thomas
B. Barker and Michael A. Micek, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all pre- or post-effective amendments to this Registration Statement on Form S-1, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 and any and all pre- or post-effective amendments thereto, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          TITLE                DATE

          /s/ Gary L. West             Chairman of the Board     November 21, 1996
-------------------------------------   of Directors
            GARY L. WEST

          /s/  Mary E. West            Vice Chair of the         November 21, 1996
-------------------------------------   Board of Directors
            MARY E. WEST

          /s/ Troy L. Eaden            Director and Chief        November 21, 1996
-------------------------------------   Executive Officer
            TROY L. EADEN               (Principal Executive
                                        Officer)

        /s/ Thomas B. Barker           Director, President       November 21, 1996
-------------------------------------   and Chief Operating
          THOMAS B. BARKER              Officer

        /s/ Michael A. Micek           Chief Financial           November 21, 1996
-------------------------------------   Officer (Principal
          MICHAEL A. MICEK              Financial and
                                        Accounting Officer)

                               INDEX TO EXHIBITS

                                                                     SEQUENTIAL
 EXHIBIT                      EXHIBIT DOCUMENT                          PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                      ----------------                       ----------
   1.01  Form of Underwriting Agreement
   3.01  Restated Certificate of Incorporation of the Company
   3.02  Restated By-laws of the Company
   4.01  Form of Common Stock Certificate
   5.01  Opinion of Willkie Farr & Gallagher regarding legality
  10.01  Form of Registration Rights Agreement*
  10.02  Bill of Sale & Assignment, dated October 30, 1996, from
          West Telemarketing Corp. to Troy L. Eaden*
  10.03  Purchase Agreement, dated March 14, 1996, between West
          Telemarketing Corporation and Executive Jet Sales, Inc.*
  10.04  1996 Stock Incentive Plan*
  10.05  Agreement and Plan of Reorganization, dated as of
          November 20, 1996, by and among the Company and the
          stockholders of West Telemarketing Corporation, West
          Interactive Corporation, West Telemarketing Corporation
          Outbound, West Interactive Canada, Inc. and Interactive
          Billing Services, Inc.
  10.06  Employment Agreement with Thomas B. Barker*
  10.07  Employment Agreement with Michael A. Micek*
  10.08  Employment Agreement with Troy L. Eaden*
  10.09  Employment Agreement with Lee Waters*
  10.10  Employment Agreement with Wayne Harper*
  10.11  Stock Redemption Agreement, dated April 9, 1996, by and among John W. Erwin, Gary L. West, Mary E. West and Troy
          L. Eaden*
  10.12  Assignment and Assumption Agreement, dated as of November
          12, 1996, by and among Gary L. West, Mary E. West, Troy
          L. Eaden and the Company
  10.13  Personnel Company Subscription Service Agreement, dated as of November 20, 1996, between West Telemarketing
          Insurance Agency, Inc. and West Telemarketing
          Corporation Outbound
  10.14  Lease, dated September 1, 1994, by and between West
          Telemarketing Corporation and 99-Maple Partnership*
  21.01  Subsidiaries of the Company
  23.01  Consent of Willkie Farr & Gallagher (included in Exhibit
          5.01)
  23.02  Consent of Deloitte & Touche LLP*
  24.01  Power of Attorney (included on page II-5)
  27.01  Financial Data Schedule*

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* Previously filed